THERMOGENESIS NAMES LEADING HEALTHCARE INDUSTRY EXECUTIVE
DAVID CARTER TO BOARD OF DIRECTORS

(RANCHO CORDOVA, CA), May 6, 2010—ThermoGenesis Corp. (NASDAQ: KOOL), a leading supplier of innovative products and services that process and store adult stem cells, said today that David W. Carter—who has decades of healthcare industry experience—has been named to the Company’s board of directors. His appointment brings the Company’s total number of directors to six.

Carter’s industry experience includes leadership positions at major cell therapy, medical device, blood product and biotechnology companies. He currently serves as Chairman and Chief Executive Officer of Origen Therapeutics, a company developing immuno-therapeutics, and serves as director of two publicly traded healthcare companies, Immunogen, Inc., and Caliper Life Sciences.

Carter co-founded and served as Chairman and Chief Executive Officer of Xenogen, a publicly traded biotechnology company that was later merged into Caliper Life Sciences. Prior to that he served as Chairman, President and Chief Executive Officer of Somatix Therapy Corporation, a publicly traded gene therapy company that was acquired by Cell Genesys, and was President and Chief Operating Officer of Northfield Laboratories, a publicly traded company developing hemoglobin blood substitutes.

Carter also held senior management positions with American Hospital Supply Corporation, Sybron Corporation and Esmark Corporation. He holds a B.A. in History and an M.B.A. in Management from Indiana University.

“A key objective for ThermoGenesis over the past year has been to enhance our board of directors and David’s appointment represents a major accomplishment in that regard. He has held leadership positions at various sized companies and possesses a proven track record of building value. David brings a breadth of experience and knowledge to our board that will be very helpful to the management team as we continue to grow the Company,” said J. Melville Engle, Chief Executive Officer of ThermoGenesis.

“Given my background in cell therapy and blood products, as well as running companies addressing significant growth opportunities, I am excited about joining the board of ThermoGenesis. The Company offers industry-leading solutions in the regenerative medicine sector. Mel and his management team have implemented a number of successful initiatives and have in place a viable strategy to grow the Company and achieve an improving financial performance,” Carter noted.

About ThermoGenesis Corp.

ThermoGenesis Corp. (www.thermogenesis.com) is a leader in developing and manufacturing automated blood processing systems and disposable products that enable the manufacture, preservation and delivery of cell and tissue therapy products. These products include:

•	The BioArchive® System, an automated cryogenic device, is used by cord blood stem cell banks in more than 30 countries for cryopreserving and archiving cord blood stem cell units for transplant.

•	AXP® AutoXpress™ Platform (AXP), a proprietary family of automated devices that includes the AXP and the MXP™ MarrowXpress™ and companion sterile blood processing disposables for harvesting stem cells in closed systems. The AXP device is used for the processing of cord blood. The MXP is used for the preparation of cell concentrates, including stem cells, from bone marrow aspirates in the laboratory setting.

•	The Res-Q™ 60 BMC (Res-Q), a point-of-care system that is designed for the preparation of cell concentrates, including stem cells, from bone marrow aspirates.

•	The CryoSeal® FS System, an automated device and companion sterile blood processing disposable, is used to prepare fibrin sealants from plasma in about an hour. The CryoSeal FS System is approved in the U.S. for liver resection surgeries. The CryoSeal FS System has received the CE-Mark which allows sales of the product throughout the European community.

This press release contains forward-looking statements, and such statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal year 2010, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue or profitability outcome and/or in our failure to achieve the revenue levels we expect for fiscal
2010. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward-looking statements is set forth under the caption “Risk
Factors” in our annual report on Form 10-K and other reports we file with the Securities and
Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Investor Relations
+1-916-858-5107, or
ir@thermogenesis.com